Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 26, 2018 FOR IMMEDIATE RELEASE

NextEra Energy reports 2017 fourth-quarter and full-year financial results

•	NextEra Energy achieves strong 2017 results; increases financial expectations and extends outlook by an additional year through 2021

•
FPL will reduce customer bills by using federal tax savings to forgo recovery of the approximately $1.3 billion Hurricane Irma restoration cost – saving each of FPL's nearly 5 million customers an average of $250 and potentially avoiding a base rate increase for up to two years

•	NextEra Energy Resources executes record year for wind and solar origination, adding approximately 2,700 megawatts to its contracted renewables backlog and 700 megawatts to its repowering backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2017 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $2.155 billion, or $4.55 per share, compared to $966 million, or $2.06 per share, for the fourth quarter of 2016. On an adjusted basis, NextEra Energy's 2017 fourth-quarter earnings were $590 million, or $1.25 per share, compared to $566 million, or $1.21 per share, in the fourth quarter of 2016.

For the full year 2017, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $5.378 billion, or $11.38 per share, compared to $2.912 billion, or $6.25 per share, in 2016. On an adjusted basis, NextEra Energy's full-year 2017 earnings were $3.165 billion, or $6.70 per share, compared to $2.884 billion, or $6.19 per share, in 2016, which represents year-over-year growth in adjusted earnings per share of 8.2 percent.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges, the impacts of tax reform, an impairment charge, gains on disposal of a business/assets, the net effect of other than temporary impairments (OTTI) on certain investments, operating results from the Spain solar projects and merger-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"Our performance during 2017 was strong both financially and operationally with outstanding execution on our initiatives across the board," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew 2017 adjusted earnings per share by 8.2 percent and delivered a total shareholder return of more than 34 percent, outperforming both the S&P 500 and the S&P 500 Utilities Index by a wide margin. Last week, NextEra Energy was ranked No. 1 overall among electric and gas utilities on Fortune's 2018 list of the 'Most Admired Companies' for the 11th time in 12 years. This is a testament to our employees’ passion, hard work and relentless commitment to excellence each and every day. At FPL, we grew regulatory capital employed approximately 10.3 percent by making significant progress on our major initiatives, including advancing one of the largest solar expansions ever in the eastern U.S., while keeping electric bills low, maintaining high reliability and delivering superior customer service. NextEra Energy Resources had a record year, adding approximately 2,700 megawatts to its contracted renewables backlog and 700 megawatts to its repowering backlog, while commissioning roughly 2,150 megawatts of wind and solar projects, including repowering. Additionally, the federal tax reform outcome is positive and will immediately benefit FPL customers while being accretive to NextEra Energy shareholders. Overall, NextEra Energy is as well-positioned as it's ever been with excellent prospects for growth and one of the strongest balance sheets in the sector. We are extremely proud of our long-term track record of providing value creation for our shareholders and are poised to continue that track record going forward. With this in mind, we are increasing our financial expectations to reflect the approximately 45 cents per share 2018 benefit from tax reform and extending them by an additional year through 2021."

Florida Power & Light Company
NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported fourth-quarter 2017 net income on a GAAP basis of $344 million, or $0.73 per share, compared to $371 million, or $0.79 per share, for the prior-year quarter. For the fourth quarter and full year 2017, FPL is excluding as a tax reform-related item from adjusted earnings the $50 million after-tax net impact that results primarily from the shortfall of available reserve amortization to offset the Hurricane Irma cost recovery expense. On an adjusted basis, FPL's earnings for the fourth quarter of 2017 were $394 million, or $0.84 per share, compared to $371 million, or $0.79 per share, for the fourth quarter of 2016. For the full year 2017, FPL reported net income on a GAAP basis of $1.880 billion, or $3.98 per share, compared to $1.727 billion, or $3.71 per share, in 2016. On an adjusted basis, FPL's earnings for the full year 2017 were $1.930 billion, or $4.09 per share, compared to $1.727 billion, or $3.71 per share in 2016.

FPL's growth was driven by continued investments in clean, efficient, modernized generation, as well as a stronger and smarter grid, to further improve the already outstanding efficiency and reliability of its system. FPL's capital expenditures were approximately $1.5 billion in the fourth quarter of 2017, bringing full-year capital investments to approximately $5.3 billion. Regulatory capital employed in 2017 grew approximately 10.3 percent, compared to the prior year. During the fourth quarter, FPL's average number of customers increased by approximately 55,300 from the prior-year comparable quarter.

FPL continued to deliver a customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and a typical residential customer bill that is among the lowest in Florida and the nation. In 2017, FPL achieved its best-ever service reliability performance, and was named the winner of the 2017 ReliabilityOneTM Award for Outstanding Reliability Performance in the Southeast U.S. by PA Consulting Group, Inc. for the fourth consecutive year.

In 2017, FPL responded to Hurricane Irma – one of the largest, most powerful storms to ever hit Florida – and the company's response was unprecedented both in scale and the speed of power restoration. FPL had previously announced its intention to begin recovering the approximately $1.3 billion restoration cost by implementing a surcharge on customer bills through 2020. Instead, FPL plans to reduce customer bills by using federal tax savings to forgo recovery of the Hurricane Irma restoration cost, which will save each of FPL's nearly 5 million customers an average of approximately $250. In addition, FPL may be able to use future federal tax savings to continue operating under the current base rate agreement beyond the initial term, which covers through 2020, for up to two additional years, potentially avoiding base rate increases to customer bills in 2021 and 2022. FPL believes this is the fastest way to begin passing tax savings along to customers and the most appropriate approach to keeping rates low and stable for years to come.

FPL continued to make significant progress on its major initiatives in 2017, including advancing one of the largest solar expansions ever in the eastern U.S. Construction on four solar energy centers, totaling approximately 300 MW, was completed on schedule and under budget. An additional four 74.5-MW solar energy centers are being built across FPL's service territory and are all on track to begin providing cost-effective energy to FPL customers this quarter. Development continues on an additional 1,600 MW of solar projects planned for beyond 2018, and FPL has secured potential sites that could support more than 5 gigawatts of FPL's ongoing solar expansion.

Construction on the state-of-the-art, natural-gas fueled FPL Okeechobee Clean Energy Center remains on schedule and on budget. The approximately 1,750-MW project, expected to begin operation in mid-2019, will be one of the cleanest, most efficient plants of its kind in the world. Additionally, progress continues to advance on the 1,200-MW FPL Dania Beach Clean Energy Center. The facility, which will be highly efficient and fueled by clean-burning natural gas, is expected to begin operation by mid-2022 and produce more than $335 million in projected net savings for FPL customers over its operational life.

This month, FPL retired the St. Johns River Power Park in Jacksonville, Florida, an approximately 1,300-MW coal-fired power plant co-owned with JEA. Closure of the plant is projected to prevent more than 5.6 million tons of carbon dioxide emissions annually and save FPL customers an estimated $183 million.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a fourth-quarter 2017 contribution to net income attributable to NextEra Energy on a GAAP basis of $1.894 billion, or $4.00 per share, compared to $360 million, or $0.77 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2017 were $230 million, or $0.49 per share, compared to $191 million, or $0.41 per share, for the fourth quarter of 2016. For the full year 2017, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $2.963 billion, or $6.27 per share, compared to $1.125 billion, or $2.41 per share, in 2016. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2017 were $1.230 billion, or $2.61 per share, compared to $1.090 billion, or $2.33 per share, for the full year 2016.

This quarter's adjusted results exclude a $1.925 billion gain related to a reduction in deferred tax liabilities resulting from tax reform and a charge associated with the Duane Arnold Energy Center. In late 2017, the company concluded that it is unlikely that the facility's primary customer will extend the current contract after it expires in 2025. Without a contract extension, the facility would likely close at the end of 2025 despite being licensed to operate until 2034. As a result, during the fourth quarter, Duane Arnold Energy Center's book value and asset retirement obligation were reviewed and an after-tax impairment of $258 million was recorded, reflecting the company's belief that it is unlikely the project will operate after 2025. NextEra Energy Resources continues to pursue a contract extension that would enable Duane Arnold Energy Center to continue operations.

NextEra Energy Resources' contribution to adjusted earnings per share in the fourth quarter of 2017 increased by $0.08 against the prior-year comparable period. The business' results were primarily driven by contributions from new investments and increased contributions from existing generation assets as a result of repowering, partially offset by lower contributions from the gas infrastructure business.

For the full year 2017, NextEra Energy Resources' contribution to adjusted earnings per share increased $0.28 from the prior-year comparable period. Growth was driven by continued new additions to its renewables portfolio, including the roughly 2,500 MW of new wind and solar projects commissioned in

2016, which are included in new investments during the first 12 months of operation, as well as contributions from new natural gas pipeline investments.

NextEra Energy Resources achieved another record year of origination with approximately 1,700 MW of new wind projects and more than 1,000 MW of new solar projects, including the largest combined solar and storage facility in the U.S. announced to date, and added roughly 700 MW of wind repowering to its backlog. In addition, the company commissioned approximately 2,150 MW of wind and solar in the U.S., including the first approximately 1,600 MW of its repowering program.

Both the Sabal Trail and Florida Southeast Connection natural gas pipeline projects successfully achieved commercial operation on budget and on schedule. Additionally, the Mountain Valley Pipeline made excellent progress over the year, receiving its first limited notice to proceed from the Federal Energy Regulatory Commission this week, and it remains on track to achieve a year-end 2018 commercial operation date.

Corporate and Other
In the fourth quarter of 2017 on a GAAP basis, Corporate and Other earnings decreased $0.68 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the fourth quarter of 2017 decreased $0.09 per share, compared to the prior-year quarter. During the fourth quarter of 2017, the company capitalized on the ongoing favorable financing market conditions and completed several refinancing initiatives. The combined financings, which have roughly a $165 million after-tax net present value benefit on a cash basis, resulted in a net income reduction of approximately $33 million, or $0.07 per share. For full year 2017, Corporate and Other earnings increased $1.00 per share on a GAAP basis, compared to 2016, due to a gain on the sale of FiberNet in early 2017. On an adjusted basis, full-year 2017 Corporate and Other earnings decreased $0.15 per share year-over-year, primarily reflecting the costs related to fourth quarter 2017 refinancing initiatives.

Outlook
Based on the tax reform benefit, which is expected to be approximately 45 cents in 2018, NextEra Energy is increasing its financial expectations ranges and now expects adjusted earnings per share to be in the range of $7.45 to $7.95 for 2018. With the certainty provided by the new tax reform legislation and the anticipated continued strength of the investment opportunities at both FPL and NextEra Energy Resources, NextEra Energy is also extending its longer-term growth outlook to 2021. The company expects a compound annual growth rate in adjusted earnings per share to be in a range of 6 to 8 percent through 2021, off a revised base at the midpoint of the new 2018 range, or $7.70 per share. In 2019, the company now expects adjusted earnings per share to be in the range of $8.00 to $8.50. For 2020 and 2021, the company now expects adjusted earnings per share to be in the range of $8.55 to $9.05 and $9.20 to $9.75, respectively.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the effect of non-qualifying hedges, the effects of tax reform, the net gains related to the investment in NextEra Energy Partners, LP, as well as unrealized gains and losses on equity securities and net OTTI losses on debt securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar projects and merger-related expenses. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's 2017 fourth-quarter and full-year earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the 2017 fourth-quarter and full-year financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.2 billion, operates approximately 46,790 megawatts of net generating capacity and employs approximately 14,000 people in 33 states and Canada as of year-end 2017. Headquartered in Juno Beach, Florida, NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune's 2018 list of "World's Most Admired Companies." For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results
This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; NextEra Energy Partners, LP’s (NEP's) acquisitions may not be completed and, even if completed, NextEra Energy may not realize the anticipated benefits of any acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or result in reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2016 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2017	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$2,877	$1,134	$(1)	$4,010
Operating Expenses (Income)
Fuel, purchased power and interchange	846	164	(31)	979
Other operations and maintenance	423	487	17	927
Storm restoration costs	1,255	—	—	1,255
Impairment charges	—	426	—	426
Merger-related	—	—	52	52
Depreciation and amortization	(580)	354	7	(219)
Losses (gains) on disposal of a business/assets - net	(1)	(5)	1	(5)
Taxes other than income taxes and other - net	316	40	3	359
Total operating expenses - net	2,259	1,466	49	3,774
Operating Income (Loss)	618	(332)	(50)	236
Other Income (Deductions)
Interest expense	(122)	(188)	(77)	(387)
Benefits associated with differential membership interests - net	—	149	—	149
Equity in earnings (losses) of equity method investees	—	(11)	(1)	(12)
Allowance for equity funds used during construction	24	—	—	24
Interest income	1	19	2	22
Gains (losses) on disposal of investments and other property - net	—	51	(1)	50
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(2)	—	(2)
Other - net	(4)	10	—	6
Total other income (deductions) - net	(101)	28	(77)	(150)
Income (Loss) before Income Taxes	517	(304)	(127)	86
Income Tax Expense (Benefit)	173	(2,111)	(44)	(1,982)
Net Income (Loss)	344	1,807	(83)	2,068
Less Net Income (Loss) Attributable to Noncontrolling Interests	—	(87)	—	(87)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$344	$1,894	$(83)	$2,155
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$344	$1,894	$(83)	$2,155
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	170	6	176
Loss (income) from other than temporary impairments - net(3)	—	(18)	—	(18)
Tax reform(4)	50	(1,925)	(2)	(1,877)
Duane Arnold impairment charge(5)	—	420	—	420
Operating loss (income) of Spain solar projects(6)	—	2	—	2
Merger-related expenses(7)	—	—	52	52
Less related income tax expense (benefit)	—	(313)	(7)	(320)
Adjusted Earnings (Loss)	$394	$230	$(34)	$590
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$0.73	$4.00	$(0.18)	$4.55
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	0.36	0.01	0.37
Loss (income) from other than temporary impairments - net(3)	—	(0.04)	—	(0.04)
Tax reform(4)	0.11	(4.06)	—	(3.95)
Duane Arnold impairment charge(5)	—	0.89	—	0.89
Operating loss (income) of Spain solar projects(6)	—	—	—	—
Merger-related expenses(7)	—	—	0.11	0.11
Less related income tax expense (benefit)	—	(0.66)	(0.02)	(0.68)
Adjusted Earnings (Loss) Per Share	$0.84	$0.49	$(0.08)	$1.25
Weighted-average shares outstanding (assuming dilution)				474
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, $10, $4, $14, or $0.00, $0.02, $0.01, $0.03 per share, respectively.
(3) After tax impact on adjusted earnings is $2 or $0.00 per share.
(4) Net of approximately $40 million or $0.08 of income tax benefit at FPL.
(5) After tax impact on adjusted earnings by segment is $0, $246, $12, $258 or $0.00, $0.52, $0.02, $0.54 per share, respectively.
(6) After tax impact on adjusted earnings is $3 or $0.01 per share.
(7) After tax impact on adjusted earnings is $35 or $0.07 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2016	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$2,558	$1,052	$89	$3,699
Operating Expenses (Income)
Fuel, purchased power and interchange	741	189	6	936
Other operations and maintenance	397	482	36	915
Impairment charges	—	3	—	3
Merger-related	—	—	5	5
Depreciation and amortization	445	360	10	815
Losses (gains) on disposal of a business/assets - net	(1)	(188)	1	(188)
Taxes other than income taxes and other - net	282	(2)	7	287
Total operating expenses - net	1,864	844	65	2,773
Operating Income (Loss)	694	208	24	926
Other Income (Deductions)
Interest expense	(113)	134	366	387
Benefits associated with differential membership interests - net	—	90	—	90
Equity in earnings (losses) of equity method investees	—	2	—	2
Allowance for equity funds used during construction	19	4	1	24
Interest income	—	17	4	21
Gains (losses) on disposal of investments and other property - net	—	4	—	4
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(4)	—	(4)
Revaluation of contingent consideration	—	71	—	71
Other - net	(1)	16	(15)	—
Total other income (deductions) - net	(95)	334	356	595
Income (Loss) before Income Taxes	599	542	380	1,521
Income Tax Expense (Benefit)	228	131	145	504
Net Income (Loss)	371	411	235	1,017
Less Net Income (Loss) Attributable to Noncontrolling Interests	—	51	—	51
Net Income (Loss) Attributable to NextEra Energy, Inc.	$371	$360	$235	$966
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$371	$360	$235	$966
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	(79)	(391)	(470)
Loss (income) from other than temporary impairments - net(3)	—	(5)	—	(5)
Gains on disposal of a business/assets(4)	—	(191)	—	(191)
Operating loss (income) of Spain solar projects(5)	—	7	—	7
Merger-related expenses(6)	—	—	5	5
Less related income tax expense (benefit)	—	99	155	254
Adjusted Earnings (Loss)	$371	$191	$4	$566
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$0.79	$0.77	$0.50	$2.06
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	(0.17)	(0.83)	(1.00)
Loss (income) from other than temporary impairments - net(3)	—	(0.01)	—	(0.01)
Gains on disposal of a business/assets(4)	—	(0.41)	—	(0.41)
Operating loss (income) of Spain solar projects(5)	—	0.02	—	0.02
Merger-related expenses(6)	—	—	0.01	0.01
Less related income tax expense (benefit)	—	0.21	0.33	0.54
Adjusted Earnings (Loss) Per Share	$0.79	$0.41	$0.01	$1.21
Weighted-average shares outstanding (assuming dilution)				469
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, ($61), ($235), ($296), or $0.00, ($0.13), ($0.50), ($0.63) per share, respectively.
(3) After tax impact on adjusted earnings is ($3) or ($0.01) per share.
(4) After tax impact on adjusted earnings by segment is $0, ($112), ($1), ($113) or $0.00, ($0.24), $0.00, ($0.24) per share, respectively.
(5) After tax impact on adjusted earnings is $7 or $0.02 per share.
(6) After tax impact on adjusted earnings is $5 or $0.01 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2017	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$11,972	$5,186	$37	$17,195
Operating Expenses (Income)
Fuel, purchased power and interchange	3,542	623	(94)	4,071
Other operations and maintenance	1,559	1,719	49	3,327
Storm restoration costs	1,255	—	—	1,255
Impairment charges	—	446	—	446
Merger-related	—	—	69	69
Depreciation and amortization	933	1,398	26	2,357
Losses (gains) on disposal of a business/assets - net	(6)	(12)	(1,093)	(1,111)
Taxes other than income taxes and other - net	1,298	144	13	1,455
Total operating expenses - net	8,581	4,318	(1,030)	11,869
Operating Income (Loss)	3,391	868	1,067	5,326
Other Income (Deductions)
Interest expense	(482)	(801)	(275)	(1,558)
Benefits associated with differential membership interests - net	—	460	—	460
Equity in earnings (losses) of equity method investees	—	136	5	141
Allowance for equity funds used during construction	79	12	1	92
Interest income	2	72	7	81
Gains (losses) on disposal of investments and other property - net	—	98	16	114
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(10)	—	(10)
Other - net	(4)	45	(20)	21
Total other income (deductions) - net	(405)	12	(266)	(659)
Income (Loss) before Income Taxes	2,986	880	801	4,667
Income Tax Expense (Benefit)	1,106	(2,025)	266	(653)
Net Income (Loss)	1,880	2,905	535	5,320
Less Net Income (Loss) Attributable to Noncontrolling Interests	—	(58)	—	(58)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,880	$2,963	$535	$5,378
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,880	$2,963	$535	$5,378
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	80	136	216
Loss (income) from other than temporary impairments - net(3)	—	(25)	—	(25)
Tax reform(4)	50	(1,925)	(2)	(1,877)
Duane Arnold impairment charge(5)	—	420	—	420
Gains on disposal of a business/assets(6)	—	—	(1,096)	(1,096)
Operating loss (income) of Spain solar projects(7)	—	(4)	—	(4)
Merger-related expenses(8)	—	—	93	93
Less related income tax expense (benefit)	—	(279)	339	60
Adjusted Earnings (Loss)	$1,930	$1,230	$5	$3,165
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$3.98	$6.27	$1.13	$11.38
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	0.17	0.29	0.46
Loss (income) from other than temporary impairments - net(3)	—	(0.05)	—	(0.05)
Tax reform(4)	0.11	(4.07)	—	(3.96)
Duane Arnold impairment charge(5)	—	0.89	—	0.89
Gains on disposal of a business/assets(6)	—	—	(2.32)	(2.32)
Operating loss (income) of Spain solar projects(7)	—	(0.01)	—	(0.01)
Merger-related expenses(8)	—	—	0.20	0.20
Less related income tax expense (benefit)	—	(0.59)	0.70	0.11
Adjusted Earnings (Loss) Per Share	$4.09	$2.61	$—	$6.70
Weighted-average shares outstanding (assuming dilution)				473
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2)After tax impact on adjusted earnings by segment is $0, ($47), $82, $35, or $0.00, ($0.10), $0.17, $0.07 per share, respectively.
(3) After tax impact on adjusted earnings is ($2) or $0.00 per share.
(4) Net of approximately $40 million or $0.08 of income tax benefit at FPL.
(5) After tax impact on adjusted earnings by segment is $0, $246, $12, $258 or $0.00, $0.52, $0.02, $0.54 per share, respectively.
(6) After tax impact on adjusted earnings is ($685) or ($1.45) per share.
(7) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(8) After tax impact on adjusted earnings is $63 or $0.13 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2016	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$10,895	$4,893	$367	$16,155
Operating Expenses (Income)
Fuel, purchased power and interchange	3,297	706	39	4,042
Other operations and maintenance	1,600	1,658	131	3,389
Impairment charges	—	7	—	7
Merger-related	—	—	135	135
Depreciation and amortization	1,651	1,366	60	3,077
Losses (gains) on disposal of a business/assets - net	(6)	(444)	4	(446)
Taxes other than income taxes and other - net	1,195	126	22	1,343
Total operating expenses - net	7,737	3,419	391	11,547
Operating Income (Loss)	3,158	1,474	(24)	4,608
Other Income (Deductions)
Interest expense	(456)	(732)	95	(1,093)
Benefits associated with differential membership interests - net	—	309	—	309
Equity in earnings (losses) of equity method investees	—	119	29	148
Allowance for equity funds used during construction	74	11	1	86
Interest income	2	34	46	82
Gains (losses) on disposal of investments and other property - net	—	40	—	40
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(23)	—	(23)
Revaluation of contingent consideration	—	189	—	189
Other - net	—	39	3	42
Total other income (deductions) - net	(380)	(14)	174	(220)
Income (Loss) before Income Taxes	2,778	1,460	150	4,388
Income Tax Expense (Benefit)	1,051	242	90	1,383
Net Income (Loss)	1,727	1,218	60	3,005
Less Net Income (Loss) Attributable to Noncontrolling Interests	—	93	—	93
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,727	$1,125	$60	$2,912
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,727	$1,125	$60	$2,912
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	336	(228)	108
Loss (income) from other than temporary impairments - net(3)	—	5	—	5
Resolution of contingencies related to a previous asset sale(4)	—	(9)	—	(9)
Gains on disposal of a business/assets(5)	—	(445)	—	(445)
Operating loss (income) of Spain solar projects(6)	—	12	—	12
Merger-related expenses(7)	—	—	135	135
Less related income tax expense (benefit)	—	66	100	166
Adjusted Earnings (Loss)	$1,727	$1,090	$67	$2,884
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$3.71	$2.41	$0.13	$6.25
Adjustments - pretax
Net losses (gains) associated with non-qualifying hedges(2)	—	0.72	(0.49)	0.23
Loss (income) from other than temporary impairments - net(3)	—	—	—	—
Resolution of contingencies related to a previous asset sale(4)	—	(0.02)	—	(0.02)
Gains on disposal of a business/assets(5)	—	(0.95)	—	(0.95)
Operating loss (income) of Spain solar projects(6)	—	0.03	—	0.03
Merger-related expenses(7)	—	—	0.29	0.29
Less related income tax expense (benefit)	—	0.14	0.22	0.36
Adjusted Earnings (Loss) Per Share	$3.71	$2.33	$0.15	$6.19
Weighted-average shares outstanding (assuming dilution)				466
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, $233, ($141), $92, or $0.00, $0.50, ($0.30), $0.20 per share, respectively.
(3) After tax impact on adjusted earnings by segment is $0, $2, ($1), $1 or $0.00 per share, respectively.
(4) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(5) After tax impact on adjusted earnings by segment is $0, ($276), $57, ($219) or $0.00, ($0.59), $0.12, ($0.47) per share, respectively.
(6) After tax impact on adjusted earnings is $11 or $0.02 per share.
(7) After tax impact on adjusted earnings is $92 or $0.20 per share.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
December 31, 2017	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$47,167	$37,182	$988	$85,337
Nuclear fuel	1,192	575	—	1,767
Construction work in progress	3,623	3,010	46	6,679
Accumulated depreciation and amortization	(12,802)	(8,452)	(113)	(21,367)
Total property, plant and equipment - net	39,180	32,315	921	72,416
Current Assets
Cash and cash equivalents	33	743	938	1,714
Customer receivables, net of allowances	1,073	1,127	20	2,220
Other receivables	160	814	(457)	517
Materials, supplies and fossil fuel inventory	840	433	—	1,273
Regulatory assets	335	—	1	336
Derivatives	2	484	3	489
Assets held for sale	—	140	—	140
Other	241	226	1	468
Total current assets	2,684	3,967	506	7,157
Other Assets
Special use funds	4,090	1,913	—	6,003
Other investments	4	2,637	318	2,959
Prepaid benefit costs	1,351	—	76	1,427
Regulatory assets	2,249	9	211	2,469
Derivatives	—	1,304	11	1,315
Other	686	3,404	(9)	4,081
Total other assets	8,380	9,267	607	18,254
Total Assets	$50,244	$45,549	$2,034	$97,827
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,291	7,936	(7,127)	9,100
Retained earnings	7,376	12,244	(628)	18,992
Accumulated other comprehensive income (loss)	—	162	(51)	111
Total common shareholders' equity	17,040	20,342	(9,174)	28,208
Noncontrolling interests	—	1,290	—	1,290
Total equity	17,040	21,632	(9,174)	29,498
Long-term debt	11,236	9,616	10,611	31,463
Total capitalization	28,276	31,248	1,437	60,961
Current Liabilities
Commercial paper	1,687	—	—	1,687
Other short-term debt	250	5	—	255
Current maturities of long-term debt	466	565	645	1,676
Accounts payable	893	2,385	(43)	3,235
Customer deposits	445	3	—	448
Accrued interest and taxes	439	374	(191)	622
Derivatives	2	341	21	364
Accrued construction-related expenditures	300	729	4	1,033
Regulatory liabilities	333	—	13	346
Liabilities associated with assets held for sale	—	18	—	18
Other	982	465	101	1,548
Total current liabilities	5,797	4,885	550	11,232
Other Liabilities and Deferred Credits
Asset retirement obligations	2,047	984	—	3,031
Deferred income taxes	5,005	1,120	(371)	5,754
Regulatory liabilities	8,642	—	123	8,765
Derivatives	—	494	41	535
Deferral related to differential membership interests	—	5,403	—	5,403
Other	477	1,415	254	2,146
Total other liabilities and deferred credits	16,171	9,416	47	25,634
Commitments and Contingencies
Total Capitalization and Liabilities	$50,244	$45,549	$2,034	$97,827
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2016	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$44,966	$34,158	$1,026	$80,150
Nuclear fuel	1,308	823	—	2,131
Construction work in progress	2,039	2,663	30	4,732
Accumulated depreciation and amortization	(12,304)	(7,655)	(142)	(20,101)
Total property, plant and equipment - net	36,009	29,989	914	66,912
Current Assets
Cash and cash equivalents	33	603	656	1,292
Customer receivables, net of allowances	768	986	30	1,784
Other receivables	148	572	(65)	655
Materials, supplies and fossil fuel inventory	851	438	—	1,289
Regulatory assets	524	—	—	524
Derivatives	209	505	171	885
Assets held for sale	—	—	452	452
Other	213	312	3	528
Total current assets	2,746	3,416	1,247	7,409
Other Assets
Special use funds	3,665	1,769	—	5,434
Other investments	4	2,158	320	2,482
Prepaid benefit costs	1,301	—	(124)	1,177
Regulatory assets	1,573	9	312	1,894
Derivatives	—	1,287	63	1,350
Other	203	3,115	17	3,335
Total other assets	6,746	8,338	588	15,672
Total Assets	$45,501	$41,743	$2,749	$89,993
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,332	7,725	(7,109)	8,948
Retained earnings	6,875	9,281	(698)	15,458
Accumulated other comprehensive income (loss)	—	27	(97)	(70)
Total common shareholders' equity	16,580	17,033	(9,272)	24,341
Noncontrolling interests	—	990	—	990
Total equity	16,580	18,023	(9,272)	25,331
Long-term debt	9,705	8,631	9,482	27,818
Total capitalization	26,285	26,654	210	53,149
Current Liabilities
Commercial paper	268	—	—	268
Other short-term debt	150	—	—	150
Current maturities of long-term debt	367	513	1,724	2,604
Accounts payable	837	2,645	(35)	3,447
Customer deposits	466	4	—	470
Accrued interest and taxes	240	309	(69)	480
Derivatives	1	329	74	404
Accrued construction-related expenditures	262	855	3	1,120
Regulatory liabilities	294	—	5	299
Liabilities associated with assets held for sale	—	—	451	451
Other	496	615	115	1,226
Total current liabilities	3,381	5,270	2,268	10,919
Other Liabilities and Deferred Credits
Asset retirement obligations	1,919	817	—	2,736
Deferred income taxes	8,541	2,685	(125)	11,101
Regulatory liabilities	4,893	—	13	4,906
Derivatives	—	436	41	477
Deferral related to differential membership interests	—	4,656	—	4,656
Other	482	1,225	342	2,049
Total other liabilities and deferred credits	15,835	9,819	271	25,925
Commitments and Contingencies
Total Capitalization and Liabilities	$45,501	$41,743	$2,749	$89,993
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2017	FPL	NEER	Corporate and Other(1)	NextEra Energy
Cash Flows From Operating Activities
Net income	$1,880	$2,905	$535	$5,320
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	933	1,398	26	2,357
Nuclear fuel and other amortization	157	68	47	272
Impairment charges	—	446	—	446
Unrealized losses (gains) on marked to market derivative contracts - net	—	189	247	436
Foreign currency transaction losses (gains)	—	(11)	(14)	(25)
Deferred income taxes	905	(1,580)	(200)	(875)
Cost recovery clauses and franchise fees	82	—	—	82
Acquisition of purchased power agreement	(243)	—	—	(243)
Benefits associated with differential membership interests - net	—	(460)	—	(460)
Gains on disposal of a business, assets and investments - net	(6)	(110)	(1,109)	(1,225)
Recoverable storm-related costs - net	(108)	—	—	(108)
Other - net	(133)	88	135	90
Changes in operating assets and liabilities:
Current assets	(190)	(536)	373	(353)
Noncurrent assets	(37)	(36)	13	(60)
Current liabilities	701	105	(40)	766
Noncurrent liabilities	(32)	51	(26)	(7)
Net cash provided by (used in) operating activities	3,909	2,517	(13)	6,413
Cash Flows From Investing Activities
Capital expenditures of FPL	(5,174)	—	—	(5,174)
Independent power and other investments of NEER	—	(5,295)	—	(5,295)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	78	—	78
Nuclear fuel purchases	(117)	(80)	—	(197)
Other capital expenditures and other investments	—	—	(74)	(74)
Proceeds from the sale of the fiber-optic telecommunications business	—	—	1,454	1,454
Sale of independent power and other investments of NEER	—	178	—	178
Proceeds from sale or maturity of securities in special use funds and other investments	1,986	961	260	3,207
Purchases of securities in special use funds and other investments	(2,082)	(882)	(280)	(3,244)
Other - net	18	124	7	149
Net cash provided by (used in) investing activities	(5,369)	(4,916)	1,367	(8,918)
Cash Flows From Financing Activities
Issuances of long-term debt	1,961	2,761	3,632	8,354
Retirements of long-term debt	(882)	(1,881)	(4,017)	(6,780)
Proceeds from differential membership investors	—	1,414	—	1,414
Net change in commercial paper	1,419	—	—	1,419
Proceeds from other short-term debt	450	—	—	450
Repayments of other short-term debt	(2)	—	—	(2)
Issuances of common stock - net	—	—	55	55
Proceeds from the issuance of NEP convertible preferred units - net	—	548	—	548
Dividends on common stock	—	—	(1,845)	(1,845)
Dividends & capital distributions from (to) parent - net	(1,450)	211	1,239	—
Other - net	(15)	(529)	(136)	(680)
Net cash provided by (used in) financing activities	1,481	2,524	(1,072)	2,933
Effects of currency translation on cash, cash equivalents and restricted cash	—	26	—	26
Net increase in cash, cash equivalents and restricted cash	21	151	282	454
Cash, cash equivalents and restricted cash at beginning of year	153	720	656	1,529
Cash, cash equivalents and restricted cash at end of year	$174	$871	$938	$1,983
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2016	FPL	NEER	Corporate and Other(2)	NextEra Energy
Cash Flows From Operating Activities
Net income	$1,727	$1,218	$60	$3,005
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,651	1,366	60	3,077
Nuclear fuel and other amortization	218	63	19	300
Impairment charges	—	7	—	7
Unrealized losses (gains) on marked to market derivative contracts - net	—	201	(245)	(44)
Foreign currency transaction losses (gains)	—	(3)	16	13
Deferred income taxes	932	149	149	1,230
Cost recovery clauses and franchise fees	94	—	—	94
Benefits associated with differential membership interests - net	—	(309)	—	(309)
Losses (gains) on disposal of a business, assets and investments - net	—	(492)	2	(490)
Recoverable storm-related costs - net	(223)	—	—	(223)
Other - net	42	(229)	76	(111)
Changes in operating assets and liabilities:
Current assets	25	(219)	32	(162)
Noncurrent assets	(31)	1	(28)	(58)
Current liabilities	16	135	(175)	(24)
Noncurrent liabilities	(86)	37	37	(12)
Net cash provided by (used in) operating activities	4,365	1,925	3	6,293
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,776)	—	—	(3,776)
Independent power and other investments of NEER	—	(5,396)	—	(5,396)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	335	—	335
Nuclear fuel purchases	(158)	(125)	—	(283)
Other capital expenditures and other investments	—	—	(181)	(181)
Sale of independent power and other investments of NEER	—	658	—	658
Proceeds from sale or maturity of securities in special use funds and other investments	2,495	996	285	3,776
Purchases of securities in special use funds and other investments	(2,506)	(1,034)	(289)	(3,829)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	645	—	645
Other - net	28	(29)	6	5
Net cash provided by (used in) investing activities	(3,917)	(3,950)	(179)	(8,046)
Cash Flows From Financing Activities
Issuances of long-term debt	309	2,505	2,843	5,657
Retirements of long-term debt	(262)	(1,715)	(1,333)	(3,310)
Proceeds from differential membership investors	—	1,859	—	1,859
Net change in commercial paper	212	—	(318)	(106)
Proceeds from other short-term debt	500	—	—	500
Repayments of other short-term debt	(450)	(12)	(200)	(662)
Issuances of common stock - net	—	—	537	537
Dividends on common stock	—	—	(1,612)	(1,612)
Dividends & capital distributions from (to) parent - net	(700)	(261)	961	—
Other - net	(2)	(257)	(104)	(363)
Net cash provided by (used in) financing activities	(393)	2,119	774	2,500
Effects of currency translation on cash, cash equivalents and restricted cash	—	10	—	10
Net increase in cash, cash equivalents and restricted cash	55	104	598	757
Cash, cash equivalents and restricted cash at beginning of year	98	616	58	772
Cash, cash equivalents and restricted cash at end of year	$153	$720	$656	$1,529
————————————
(1) Amounts have been retrospectively adjusted to reflect the adoption of an accounting standards update which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.

(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$1.16	$1.62	$2.06	$6.25

FPL - 2016 Earnings Per Share	$0.85	$0.96	$1.11	$0.79	$3.71
New investment growth	0.11	0.07	0.08	0.10	0.35
Tax reform	—	—	—	(0.11)	(0.11)
Cost recovery clause results	—	0.01	0.01	(0.02)	—
Allowance for funds used during construction	(0.02)	0.01	0.01	0.01	0.01
Woodford shale investment	—	0.03	—	—	0.03
Wholesale operations	—	0.02	—	—	0.02
Other and share dilution	0.01	0.02	(0.02)	(0.04)	(0.03)
FPL - 2017 Earnings Per Share	$0.95	$1.12	$1.19	$0.73	$3.98

NEER - 2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.48	$0.50	$0.66	$0.77	$2.41
New investments	0.35	0.17	0.12	0.11	0.77
Existing assets	(0.01)	(0.08)	(0.03)	0.02	(0.11)
Gas infrastructure	(0.11)	(0.04)	(0.01)	(0.04)	(0.19)
Customer supply and proprietary power & gas trading	(0.04)	0.05	—	—	0.01
Tax reform	—	—	—	4.06	4.07
Duane Arnold impairment charge	—	—	—	(0.52)	(0.52)
Non-qualifying hedges impact	0.44	0.40	(0.09)	(0.15)	0.60
Resolution of contingencies related to a previous asset sale	(0.01)	—	—	—	(0.01)
Gains on disposal of assets - net (see related tax effects in Corporate and Other below)	—	(0.35)	—	(0.24)	(0.59)
Spain operating results	(0.01)	0.02	0.02	0.01	0.03
Change in other than temporary impairment losses - net	0.01	—	0.01	(0.01)	—
Interest and corporate general and administrative expenses	(0.09)	(0.09)	(0.10)	(0.05)	(0.34)
Other, including income taxes and share dilution	—	0.06	0.04	0.04	0.14
NEER - 2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.01	$0.64	$0.62	$4.00	$6.27

Corporate and Other - 2016 Earnings (Loss) Per Share	$0.08	$(0.30)	$(0.15)	$0.50	$0.13
Non-qualifying hedges impact	(0.05)	0.14	(0.05)	(0.51)	(0.47)
Gains on disposal of a business/assets - net (including consolidating tax effects)	1.46	0.13	—	—	1.57
Merger-related expenses	(0.04)	(0.01)	0.17	(0.06)	0.07
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	(0.04)	(0.04)	0.01	(0.11)	(0.17)
Corporate and Other - 2017 Earnings (Loss) Per Share	$1.41	$(0.08)	$(0.02)	$(0.18)	$1.13

2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$3.37	$1.68	$1.79	$4.55	$11.38

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.